UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

VERANO HOLDINGS CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Important Notice Regarding the Availability of Proxy Materials

for the

Verano Holdings Corp.

2024 Annual General Meeting of Shareholders

To be held on June 20, 2024

at 9:30 A.M. Central Time

Virtually at https://web.lumiconnect.com/#/236148521

Password: verano2024 (case sensitive)

Please be advised that the proxy materials for the 2024 Annual General Meeting of Shareholders (the “Meeting”) of Verano Holdings Corp. (the “Company”) are available for viewing and downloading online. These proxy materials are available at:

●	the Company’s website at https://investors.verano.com; or

●	the Company’s profile page at https://www.sedarplus.ca

This document is not a form for voting and provides a general overview of the Management Information Circular and Proxy Statement for the Meeting (the “Proxy Statement”), the Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”) and the other proxy materials related to the Meeting (collectively with the Proxy Statement and the Annual Report, the “Proxy Materials”).

Please access and review the Proxy Materials available online prior to voting on the proposals to be presented to the Company’s shareholders at the Meeting.

Obtaining Paper or Email Copies of the Proxy Materials

The Company’s shareholders may request at no cost paper copies of the Proxy Materials by regular mail or email copies of the Proxy Materials. Requests for paper or email copies must be received by June 5, 2024. Shareholders may request to receive paper copies of the Proxy Materials for up to one year from April 29, 2024, which is the date the Proxy Materials were filed on the Company’s respective profile pages on https://www.sedarplus.ca and https://www.sec.gov. Unless requested, you will not otherwise receive a paper or email copy of the Proxy Materials.

For more information regarding notice-and-access or to obtain paper or email copies of the Proxy Materials please contact the Company’s transfer agent, Odyssey Trust Company, via www.odysseytrust.com or by phone at 1-888-290-1175 (toll-free within North America) or 1-587-885-0960 (direct from outside North America).

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Notice of Meeting

The Meeting will be held for the following purposes, as described in further detail in the Proxy Statement:

●	to receive the financial statements of the Company for the year ended December 31, 2023, together with the report of the Company’s auditor thereon;

●	to set the number of directors at five, subject to such increases as may be permitted by the Articles of the Company;

●	to elect five directors for the forthcoming year from the nominees proposed by the board of directors of the Company (the “Board”);

●	to approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement;

●	to recommend, on a non-binding advisory basis, the frequency (every year, two years or three years) that the Company will hold a non-binding advisory shareholder vote to approve the compensation paid to the Company’s named executive officers;

●	to re-appoint Macias Gini & O’Connell LLP as auditor for the Company and the authorization of the Board to fix the auditors’ remuneration and terms of engagement; and

●	to transact such other business as may properly come before the Meeting or any adjournments thereof.

The Board recommends that you vote your shares:

●	“FOR” the setting of the number of directors at five, subject to such increases as may be permitted by the Articles of the Company;
●	“FOR” each director nominee to be re-elected to the Board;
●	“FOR” the approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement;
●	“ONE YEAR” for the frequency with which the Company will hold a nonbinding advisory shareholder vote to approve the compensation paid to the Company’s named executive officers; and
●	“FOR” the re-appointment of Macias Gini & O’Connell LLP as auditor for the ensuing year and the authorization of the Board to fix the auditor’s remuneration and set the terms of engagement.

Voting

Please note, you cannot vote by returning this notice and you must vote online following the instructions on your proxy card or voting instruction form or request a paper copy of the Proxy Materials to receive a proxy card. Your online vote or paper proxy card must be received by 9:30 A.M. Central Time on June 18, 2024.

You are also able to vote electronically at the Meeting by visiting https://web.lumiconnect.com/#/236148521, password “verano2024” (case sensitive). To participate and submit your vote at the Meeting, you will need your 12-digit control number printed below. If you wish to appoint a person to virtually attend and vote at the Meeting on your behalf, please follow the instructions online or on the proxy card or voting instruction form to appoint such person.

Stratification

The Company initially is providing paper copies of the Proxy Statement only to those registered shareholders and beneficial shareholders that have previously requested to receive paper materials.

Financial Statements

The Company is providing paper copies or emailing electronic copies of its annual audited consolidated financial statements of the Company for the fiscal year ended December 31, 2023 to registered shareholders and beneficial shareholders that have opted to receive annual financial statements and have indicated a preference for either delivery method. Shareholders may request to receive copies of our interim or annual financial statements and management’s discussion and analysis by completing the relevant portion on the proxy card or voting instruction form

Control Number: _______________________

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